Exhibit 3.6  -  Certificate of Amended Articles



                                                           Document Number
                                                           20070867752-14
                                                           --------------------
                                                           Filing Date and Time
                                                           12/21/2007 3:00 PM
                                                           --------------------
                                                           Entity Number
                                                           C28542-1999
                                                           --------------------
                                                           Filed in the
                                                           office of
                                                           /s/ Ross Miller
                                                           Ross Miller
                                                           Secretary of State

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              ROSS MILLER
              Secretary of State
/State Seal/  101 North Carson Street, Suite 3
              Carson City, Nevada 89701-4299
              (775) 684 5708
              Website: secretaryofstate.biz

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                    /        Certificate of Amendment       /
                    /  (PURSUANT TO NRS 78.385 and 78.390)  /
                    ----------------------------------------

            Certificate of Amendment to Articles of Incorporation
                      For Nevada Profit Corporations
        (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

    EZ Credit Repair, Inc. (Entity # C28542-1999)

2. The articles have been amended as follows (provide article numbers, if available):

    Article 1.  Name of Corporation

       The name of the corporation shall be:

                                Beijing Beverage

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4.  Effective date of filing (optional):

5.  Officer Signature (Required):  X /s/ Rick Jesky
                                     --------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by the appropriate fees.

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